Exhibit 2.2

                     STOCK EXCHANGE & ACQUISITION AGREEMENT


         STOCK EXCHANGE AGREEMENT (hereinafter sometimes referred to as the "Agreement") dated as of September 12, 2003 by and among Cork Aquisition Corp, a corporation organized under the laws of the State of Delaware ("CORK") and SiteWorks Inc (SRKS ) a corporation organized under the laws of the State of Florida ("SRKS")
                               W I T N E S S E T H

         WHEREAS, immediately prior to the date hereof, SRKS has 15,000,000 Thousand shares issued and outstanding; and

         WHEREAS, CORK desires to acquire 2,000,000 of validly issued and outstanding shares of SiteWorks Inc; (collectively referred to as the "SRKS" Common Stock"), in exchange for an aggregate of all (100%) 500,000 in issued securities of CORK 's Common Stock (the "CORK" Common Stock"), and

         WHEREAS, SRKS desires to be acquired by CORK in a combination as herein set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                             EXCHANGE OF SECURITIES

         1.1 Issuance of Shares. Subject to all the terms and conditions of this Agreement, SRKS agrees to exchange 2,000,000 fully paid and nonassessable shares of its Common Stock for all of the CORK Shares, held by the CORK Shareholders. The SRKS Common Stock will be issued directly to the CORK Shareholders in a timely many after the effective date of the Closing.

         1.2 Exemption from Registration. The parties hereto hereby agree that SRKS Common Stock to be issued by SRKS to the CORK Shareholders shall be restricted pursuant to Rule 144 and exempt from the registration requirements of the Securities Act of 1933, as amended (the"Act"), and pursuant to Section 4(2) of the Act and the rules and regulations promulgated thereunder. However SRKS is in the process of registration (pursuant to an SB 2 filing) and when the filing is effective, the shares shall immediately become freely trading and negotiable.


                                   ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF CORK

         CORK, jointly and severally, hereby represent and warrant to SRKS each and all of the following:

         2.1 Organization and Qualification. CORK is a corporation duly organized, validly existing and in good standing under the laws of Delaware; has the full corporate power and authority to own or lease its property and carry on its business as now being conducted; and is duly qualified to do business and is in good standing in each jurisdiction in which the character of its properties owned or leased or the nature of its business transacted makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, assets, properties, operations, results of operations, condition (financial or otherwise) or prospects of CORK ("Material Adverse Effect").

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         2.2 Capitalization. The authorized capital stock of CORK is 500,000 shares ,issued and outstanding and held of record and beneficially by the CORK Shareholders. All of the outstanding shares of capital stock of CORK have been duly and validly issued, are fully paid and nonassessable, with no personal liability attaching to the ownership thereof and in each case the issuance thereof was in conformity with all applicable federal and state securities laws.

         2.3 Ownership of the Stock and Authority. All the issued and outstanding shares of CORK held by the CORK Shareholders are free and clear of all claims, liabilities, liens, pledges, charges, encumbrances or equities of any king. This Agreement constitutes, or when executed and delivered pursuant hereto will constitute, the valid and legally binding obligations of each of the CORK Shareholders, enforceable against each of them in accordance with their respective terms. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, securities or other agreements or commitments obligating CORK to issue or to transfer from treasury any additional shares of its capital stock of any class.

         2.4 Subsidiaries. As of the date of this Agreement, CORK has no subsidiaries,. CORK does not own any interest in any other enterprise (whether or not such enterprise is a corporation).

         2.6 Financial Statements. At or prior to the Closing, and attached as Exhibit

         2.5 hereof, SRKS shall be furnished with an audited financial statements of CORK (the "Financial Statements"), which shall present fairly, in all material respects, the financial condition of CORK as at the date reflected therein and for the period then ending. There shall be no material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the Financial Statements or otherwise reflected herein.

         2.6 Litigation. There is no litigation, legal or administrative proceeding, investigation or other action or proceeding of any nature pending or, to the knowledge of CORK, threatened against or affecting CORK, directly or indirectly in any way.

         2.7 Certain Agreements. CORK is not in default of any contract, agreement, undertaking or arrangement to which it is bound whereby such default could be reasonably expected to have a Material Adverse Effect.

         2.8 Directors and Officers. Exhibit 2.8 to this Agreement, the text of which is hereby incorporated herein by reference, contains the names and titles of all directors and officers of CORK as of the date of this Agreement.

         2.9 Absence of Changes. Since the date of the balance sheet included in
Exhibit 2.5, there has not been any change in the financial condition or operations of CORK except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

         2.10 Absence of Undisclosed Liabilities. Except as reflected in the Financial Statements or as otherwise reflected herein, CORK shall have, as of the date thereof, no material liability or financial obligation, secured or unsecured, whether accrued, absolute, contingent or otherwise.

         2.11 Tax Returns. Except as described in Exhibit 2.11 hereto, CORK, within the times and in the manner prescribed by law, has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in the balance sheet included in Exhibit 2.5 are adequate and any and all federal, state, county and local taxes for the year ending on the date of that balance sheet and for all prior years, whether or not disputed. There are no present disputes as to taxes of any nature payable by CORK.



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         2.13 Patents, Trademarks and Service Marks. Schedule 2.12 lists all patents, trade names, trademarks and service marks, all patent, trademark and service mark registrations or applications, both domestic and foreign, presently owned, used or held by CORK and all copyrights and copyright and registrations, domestic and foreign, relating to materials or services sold, provided, leased or licensed by CORK in the course of its business, all of which are collectively referred as the "Proprietary Rights". Schedule 2.12 also lists all licenses, if any, granted by or to CORK. Except as set forth in Schedule 2.12., CORK has not granted to any person, firm or corporation, any right, license or privilege in any of the Proprietary Rights or know-how used in the business of CORK nor have such Proprietary Rights or know-how been revealed to any persons other than its employees, customers and consultants. No Proprietary Rights or applications or grants of licenses, set forth in Schedule 2.12, are subject to any pending or threatened challenge, except as indicated in Schedule 2.12. CORK possesses all rights necessary to continue to conduct its business, and to utilize the processes and market its products and services heretofore, utilized and marketed in the conduct of such business, without payment of any royalties, fees or other consideration, except as disclosed in Schedule 2.12. Each of the representations and warranties made by B.J. in the Technology Agreement is true and correct in all material respects.

         2.13 Insurance Policies. Exhibit 2.13 to this Agreement, the text of which is hereby incorporated herein by reference, is a description of all insurance policies held by CORK concerning its business and properties, all of which such policies are in full force and effect with all premiums due thereon, having been paid. All of these policies are in the respective amounts set forth in Exhibit 2.13.

         2.14 Compliance with Laws. CORK has complied with, and is not in violation of any applicable federal, state or local statutes, laws and regulations (including, without limitation, any building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business.

         2.15 Authority. The Board of Directors of CORK has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and CORK has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of CORK and is enforceable in accordance with its terms and conditions. Attached hereto as Exhibit 2.15 are such Board Resolutions authorizing the execution of this Agreement.

         2.16 Ability to Carry Out Obligations. The execution and delivery of this Agreement by CORK and the performance by CORK of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in; (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, article of incorporation, by-laws, or other agreement or instrument to which CORK is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of CORK or, (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of CORK.

         2.17 Full Disclosure. None of the representations and warranties made by CORK , or in any exhibit, certificate or memorandum furnished or to be furnished by CORK or in its behalf, contains or will contain any untrue statement of material fact, or omit any material fact, the omission of which would be misleading.

         2.18 Assets. Exhibit 2.18 to this Agreement, the text of which is hereby incorporated herein by reference, is a list, description and approximate value of all of its property, of which CORK has good and marketable title to, and such property is subject only to liens and encumbrances created by the security agreements and other contracts listed in Exhibit 2.18 hereto.

         2.19 Material Contracts. Except as listed in Exhibit 2.19 hereto, and except as otherwise disclosed herein, CORK has no contracts to which it is a party or by which it is bound.


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

         2.20 Employees. Exhibit 2.20 to this Agreement sets forth information concerning the employees of CORK, including the names of the executive officers and managers of CORK, the salaries paid to such persons, the total number of employees of CORK, and the general policies of CORK concerning compensation of employees as of date of this Agreement.

         2.21 Indemnification. CORK , jointly and severally, agree to defend and hold SRKS harmless, and in respect to, any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees, that they shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by CORK and/or the CORK Shareholders to perform any of their respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by CORK and/or the CORK Shareholders under this Agreement.


                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF SRKS

         SRKS hereby represents and warrants to CORK and CORK Shareholders that:

         3.1 Organization. SRKS is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, having all necessary corporate powers to own its properties to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

         3.2 Capital. The authorized capital stock of SRKS is 100,000,000 shares of Common Stock, $ .001 par value and 1,000,000 shares of Preferred stock, in one or more series. There are, as of the date of this Agreement, approximately 15,000,000 Common Shares issued and outstanding. No shares of the Preferred Stock have been designated or issued. All of the issued and outstanding shares of SRKS are duly and validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, securities or other agreements or commitments obligating SRKS to issue or to transfer from treasury any additional shares of its capital stock of any class.

         3.3 Subsidiaries. SRKS does not have any subsidiaries or own any interest in any other enterprise (whether not such enterprise is a corporation), except as indicated in Exhibit 3.3.

         3.4 Directors and Officers. Exhibit 3.4 to this Agreement, the text of which is hereby incorporated herein by reference, contains the names and titles of all directors and officers of SRKS as of the date of this Agreement.

         3.5 Financial Statements. Exhibit 3.5 to this Agreement, the text of which is hereby incorporated herein by reference, includes the audited financial statements of SRKS for the nine months ended September 30, 2003. Such financial have been prepared in accordance with generally accepted accounting principles and practices consistently followed SRKS throughout the period indicated, and correctly sets forth the financial condition of SRKS as of the date thereof and for the period then ended.



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

         3.6 Absence of Changes. Since the date of the balance sheet included in
Exhibit 3.5, there has not been any change in financial condition or operations of SRKS except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

         3.7 Absence of Undisclosed Liabilities. As of the date the balance sheet, SRKS did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in such balance sheet.

         3.8 Tax Returns. Except as described in Exhibit 3.8 hereto, SRKS , within the times and in the manner prescribed by law, has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in the balance sheet included in Exhibit 3.5 are adequate for any and all federal, state, county and local taxes for the period ending on the date of that balance sheet and all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by SRKS .

         3.9 Investigation of Financial Condition. Without, in any manner, reducing or otherwise mitigating the representations contained herein, CORK and/or its attorneys shall have the opportunity to meet with accountants and attorneys to determine the financial condition of SRKS . SRKS shall make available to CORK and/or its attorneys, all books and records of SRKS . If the transaction contemplated hereby is not completed, all documents received by CORK and/or SRKS and/or their attorneys shall be returned to the respective parties and all information so received shall be treated as confidential.

         3.10 Patents, Formulas, Trademarks and Service Marks. Schedule 3.10 lists all patents, formulas, trade names, trademarks and service marks, all patent, formulas, trademark and service mark registrations or applications, both domestic and foreign, presently owned, used or held by SRKS and all copyrights and copyright and registrations, domestic and foreign, relating to materials or services sold, provided, leased or licensed by SRKS in the course of its business, all of which are collectively referred as the "Proprietary Rights".
Schedule 3.10 also lists all licenses, if any, granted by or to SRKS . Except as set forth in Schedule 3.10., SRKS has not granted to any person, firm or corporation, any right, license or privilege in any of the Proprietary Rights or know-how used in the business of SRKS nor have such Proprietary Rights or know-how been revealed to any persons other than its employees, customers and consultants.

         3.11 Compliance with Laws. SRKS has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business.

         3.12 Litigation. Except as described in Exhibit3.12, SRKS is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge, threatened against or affecting SRKS or its business, assets or financial condition. SRKS is not in default with respect to any order, writ, injunction, or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. SRKS is not engaged in any lawsuits to recover moneys due to it.

         3.13 Authority. The Board of Directors of SRKS have authorized the execution of this Agreement and the consummation of transactions contemplated herein, and SRKS has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of SRKS and is enforceable in accordance with its terms and conditions.



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

         3.14 Ability to Carry Out Obligations. The execution and delivery of this Agreement by SRKS and the performance by SRKS of its obligations hereunder, in the time and manner contemplated, will not cause, constitute or conflict with or result in; (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-laws, or other agreements or instrument to which SRKS is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of SRKS or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of SRKS .

         3.15 Validity of SRKS Shares. The shares of SRKS Common Stock and the SRKS Preferred Stock to be delivered to the CORK Shareholders pursuant this Agreement, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

         3.16 Full Disclosure. None of the representations and warranties made by SRKS herein, or in any exhibit, certificate or memorandum furnished or to be furnished by SRKS or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact, the omission of which would be misleading.

         3.17 Assets. SRKS has good and marketable title to all of its property and such property is subject only to liens and encumbrances created by the security agreements and other contracts listed in Exhibit 3.18 hereto.

         3.18 Material Contracts. Except as listed in Exhibit 3.18 hereto, and except as otherwise disclosed herein, SRKS has no material contracts to which it is a party or by which it bound.

         3.19 Indemnification. SRKS agrees to defend and hold CORK and the CORK Shareholders harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees, that they shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by SRKS to perform any of its respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by SRKS under this Agreement.

                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF THE CORK SHAREHOLDERS

         4.1 Share Ownership. Each CORK Shareholder holds CORK Shares, as set forth in Schedule 4.1, hereto. Each CORK Shareholder thereof owns of record and such CORK Shares beneficially, and such shares are not subject to any claims, liabilities, liens, charges, encumbrances or equities of any kind. Each CORK Shareholder holds authority to exchange shares pursuant to this Agreement and the delivery of the CORK Shares to SRKS at the Closing, will transfer to SRKS valid title thereto, free and clear of all claims, liabilities, liens, pledges, charges, and equities of any kind.



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

         4.2 Investment Intent. Each CORK Shareholder understands and acknowledges that the shares of SRKS Common Stock are being offered for exchange in reliance upon the exemption provided in 4(2) of the Act for non public offerings; and each CORK Shareholder makes the following representations and warranties, with the intent that the same may be relied upon in determining suitability of each CORK Shareholder as a purchaser of the SRKS Common Stock.

         (a) The SRKS Common Stock is being acquired solely for the account of each CORK Shareholder, for investment purposes only, and not with a view toward, or for sale in connection with, any distribution thereof and with no present intention of distributing reselling any part of the SRKS Common Stock.

         (b) Each CORK Shareholder agrees not to dispose of his SRKS Common Stock or any portion thereof unless and until counsel for SRKS shall have determined that the intended disposition is permissible and does not violate the Act or any applicable state securities laws, or the rules and regulations thereunder.

         (c) Each CORK Shareholder acknowledges that SRKS has made all documents pertaining to all aspects of the Exchange Offer available to him/her and to his/her qualified representatives, if any, and has offered such person(s) an opportunity to discuss the Exchange Offer with an/the officer(s) of SRKS .

         (d) Each CORK Shareholder is knowledgeable and experienced in making and evaluating investments of this nature and desires to accept the Exchange Offer on the terms and conditions set forth.

         (e) Each CORK Shareholder is able to bear the economic risk of an investment, as a result of the Exchange Offer, in the SRKS Common Stock.

         (f) Each CORK Shareholder understands that an investment in SRKS Common Stock is not liquid, and each CORK Shareholder has adequate means of providing for current needs and personal contingencies and has no need for liquidity in this investment.


         4.3 Indemnification. Each CORK Shareholder recognizes that the offer of the SRKS Common Stock to him/her is based upon his/her representations and warranties set forth and contained herein, hereby agrees to indemnify and hold harmless SRKS against all liability, costs or expenses (including reasonable attorney's) arising as a result of any misrepresentation made herein by each CORK Shareholder.

         4.4 Legend. Each CORK Shareholder agrees that the certificate evidencing the SRKS Common Stock acquired pursuant this Agreement will have a legend placed thereon stating that the SRKS Common Stock have not been registered under the Act or any state securities laws and setting forth, or referring to the restriction on transferability and sale of the SRKS Common Stock.


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

                                    ARTICLE V
                                    COVENANTS

         5.1 Investigative Rights. As between SRKS and CORK, from the date of this Agreement until the Closing Date, each party shall provide to the other party, and such other party's counsels, accountants, auditors, and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request.

         5.2 Conduct of Business. Prior to the Closing, SRKS and CORK shall conduct their business in the normal course, and shall not sell, pledge, or assign any assets, without the prior approval of the other party, except in the regular course of business. Neither SRKS nor CORK shall amend their Articles of Incorporation or By-Laws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business.

                                   ARTICLE VI
                                    DOCUMENTS

         6.1 Preparation. Subsequent to the Closing, SRKS will use its best efforts to file the necessary documents (the "Documents") with the Securities and Exchange Commission (the "Commission" in order to permit subsequent trading of the SRKS Common Stock on the Bulletin Board. It is understood that such necessary Documents may include one or more of the following documents; Form 10K or Form 10Ksb, Form 10Q or Form 10Qsb, and/or Form 10 or Form 10sb. Each of CORK's and SRKS 's Officers and Directors shall cooperate in the prompt preparation of the necessary Documents, which fully complies with the requirements of the Commission, and shall each use its best efforts to receive and respond to the comments of the Commission. Each of CORK and SRKS agrees to provide, promptly to the other, such information concerning its business and financial statements and affairs as, in the reasonable judgement of the other party or its counsel, may be required or appropriate for inclusion in such Documents, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of such Documents. CORK and SRKS each further agree to use its best efforts to have such Documents declared effective, if necessary, by the Commission as soon as may be practicable.

         6.2 Warranties and Covenants of CORK. CORK represents and warrants to SRKS that the Documents, insofar as it contains information pertaining to CORK, furnished by CORK, for inclusion therein, will comply in all material respects with requirements of the Commission, and the applicable rules and regulations, and that such information will contain no untrue statement of any material fact and will not omit to state any material fact required to be stated therein or to make the statements therein not misleading. CORK will promptly advise SRKS if at any time, prior to the Closing Date, it shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Documents, in order to make the statements therein not misleading or to comply with applicable law.

         6.3 Warranties and Covenants of SRKS . SRKS represent and warrant to CORK that the Documents, insofar as it contains information pertaining to and furnished by SRKS , for inclusion therein, shall comply in all respects with the requirements of the Commission, and applicable rules and regulations, and that such information will contain no untrue statement of any fact will not omit to state any fact required to be stated therein or necessary to make the statements therein not misleading. SRKS will promptly advise CORK if at any time prior to the Closing Date they shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Documents in order to make the statements therein not misleading or to comply with applicable law.



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

                                   ARTICLE VII
                  CONDITIONS PRECEDENT TO SRKS 'S PERFORMANCE.

         7.1 Conditions. SRKS 's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all conditions set forth in this
Article VII. SRKS may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition constitute a waiver by SRKS of any other condition of any of SRKS 's other rights or remedies, at law or in equity, if CORK shall be in default of any of their representations, warranties or covenants under this Agreement.

         7.2 Accuracy of Representation. Except as otherwise permitted by this Agreement, all representations and warranties by CORK and the CORK Shareholders in this Agreement, or in any written statement that shall be delivered to SRKS by CORK and CORK Shareholders under this Agreement shall be true and accurate on as of the Closing Date, as though made at that time.

         7.3 Performance. CORK and the CORK Shareholders shall have performed, satisfied, or complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

         7.4 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against CORK or the CORK Shareholders on or before the Closing Date.

7.6 Directors of CORK. Effective on the Closing, the number of Directors of CORK shall be increased, if necessary, and the Board of Directors shall include Nick Palmer.

         7.6 Officer's Certificate and the CORK Shareholders Certificate. CORK shall have delivered to SRKS a certificate, substantially in the form attached hereto as Exhibit 7.6, dated the Closing Date, and signed by the President of CORK certifying that each of the conditions specified in Sections 7.1 through
7.5 have been fulfilled, and each of the CORK Shareholders shall deliver a certificate to the same effect.

                                  ARTICLE VIII
        CONDITIONS PRECEDENT TO CORK'S AND CORK SHAREHOLDERS' PERFORMANCE

         8.1 Conditions. CORK's and the CORK Shareholders' obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all of the conditions set forth in this Article VIII. CORK and the CORK Shareholders may waive any or all of these conditions in whole or in part without prior notice; provided, however, that such waiver of a condition shall constitute a waiver by CORK and the CORK Shareholders of any other condition of or any of CORK's or the CORK Shareholders' rights or remedies at law or in equity, if SRKS shall be in default of any of its representations, warranties or covenants under this Agreement.

         8.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by SRKS in this Agreement or in any written statement that shall be delivered to CORK and/or the CORK Shareholders by SRKS under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.
         8.3 Performance. SRKS shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

         8.4 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against SRKS on or before the Closing Date.

         8.5 Officer's Certificate. SRKS shall have delivered to CORK and the CORK Shareholders a certificate, dated the Closing Date, signed by the President of SRKS , certifying each of the conditions specified in Sections 8.1 through
8.5 have been fulfilled.


                                   ARTICLE IX
                                     CLOSING

         9.1 Closing. The Closing (the "Closing") of this transaction shall be held at the offices of SiteWorks Inc , or such other place as shall be mutually agreed upon, on the fifth business day following the satisfaction of all of the conditions to closing as set forth in Articles VII and VIII hereof, or on such other date as shall be mutually agreed upon by the parties (the "Closing Date"). At the Closing:

         (b) Each CORK Shareholder shall present the certificate(s) and/or instrument(s) representing his/her CORK Shares, being exchanged for SRKS Common Stock and such certificates, instruments, if applicable, will be duly endorsed and/or signed over to SRKS ; and
         (b) Each CORK Shareholder shall receive a certificate(s) representing the number of shares of SRKS Common Stock for which the CORK Shares represents as stated in Schedule 4.1 hereof. It is understood and agreed that at the Closing it will be sufficient to satisfy this requirement by delivering to CORK a copy of an appropriate instruction letter, addressed to the transfer agent, and
         (c) The parties shall produce such other documents and certificates as required by Articles VII and VIII hereof.


                                    ARTICLE X
                                  MISCELLANEOUS

         10.1 Captions and Headings. The Articles and paragraphs throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit or add to the meaning of any provision of this Agreement.

         10.2 No Oral Change. This Agreement and any provisions hereof, may not be waived, changed, modified or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         10.3 Non-Waiver. Except as otherwise expressly provided, no waiver of any covenant, condition or provision of this agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is; and (i) the failure of any party to insist on any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

         10.4 Termination of Agreement. This Agreement may be terminated at any time before the Closing,

                  (a)      By mutual consent of the parties hereto;
                  (b) By CORK and SRKS (provided they are not in breach hereunder) if any of the conditions precedent set forth in Article VII hereof have not been met or waived in writing by SRKS prior to the Closing;
                  (c) By CORK and the CORK Shareholders (provided they are not in breach hereunder) if any of the conditions precedent set forth in Article VIII hereof have not been met or waived in writing by CORK and the CORK Shareholders, prior to the Closing.

         Unless the termination has been caused by the willful failure of SRKS , on one hand, or CORK, and the CORK Shareholders, on the other hand, as the case may be, to perform or satisfy any agreement, undertaking or condition to be performed or satisfied by it hereunder, SRKS shall have no further obligation or liability to CORK and the CORK Shareholders under this Agreement, and CORK and the CORK Shareholders shall have no further obligation or liability to SRKS under this Agreement.

         10.5 Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings. The terms of the letter of intent dated September 10, 2003, attached, are hereby incorporated by reference to the extent permitted by law and the regulatory authorities.

         10.6 Choice of Law. The laws of the State of Florida shall govern this Agreement and its application.

         10.7 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be binding upon each of the parties named in and who has signed this Agreement, immediately upon a majority of the common shareholders having signed a counterpart hereof. For the purposes hereof-facsimile signatures shall be deemed original and effective signatures.

         10.8 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing, if mailed to the party to whom notice is be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:


                  Cork Aquisition Corp.
                  2600 Michelson Drive, Suite 490
                  Irvine , California 92612

                  Attn: Danilo Cacciamatta, Chairman, CEO


                  Carl M Nurse/Steworks, Inc
                  2534 N Miami Ave
                  Miami, Florida 33127

With a copy to:




CORK and the CORK Shareholders:

                  Cork Aquisition Corp LLC.
                  2600 Michelson Drive, Suite 490
                  Irvine , California 92612


                  Att: N. Cacciamatta, Chairman, CEO


         10.9 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

         10.10 Effect of Closing. All representations, warranties, covenants and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion or other writing provided for in it, shall survive the Closing of this Agreement.

         10.11 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to the transaction described herein.

         10.12 Brokers. The parties hereto represent and agree that no broker has brought about the aforementioned exchange for stock and no finder's fee has been paid or is payable by any party. Each of the parties hereto shall indemnify and hold the other harmless from and against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of its dealings, arrangements or agreements with any such broker or person.

         10.13 Announcements. SRKS and CORK will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

         10.14 Expenses. Each party will pay its own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.


         10.15 Survival of Representations and Warranties. The representations, warrants and agreements of the parties set forth in this Agreement shall survive the Closing irrespective of any investigation made by or on behalf of any party.

         10.16 Exhibits. As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for herein above, including any items referenced therein or required to be attached thereto. Any material changes to the Exhibits shall be immediately disclosed to the other party prior to Closing.

         10.17 Counsel. Each of the CORK Shareholders and CORK acknowledge that the law firm of .............................. has only represented SRKS in connection with this Agreement and the transaction contemplated hereunder, and that each of the CORK Shareholders and CORK has been advised and has had the opportunity to retain Counsel of its own choosing and each has done so to the extent each has deemed necessary.

         IN WITNESS WHEREOF, the undersigned have executed this as of the day and year first above written.


Cork Aquisition Corp.               SiteWorks , Inc

-------------------------  -----------------------------
By: ss  Nanilo Cacciamatta          By: ss.Carl M Nurse
Chairman, CEO                       Chairman, CEO
Majority Shareholder                Majority Shareholder


CORK , Inc.